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

[Articles in Employee Newsletter]

Headline: Gulfstream's Future Is Bright

Subhead:  Will Operate Independently

"Business as usual" for Gulfstream employees is the best way to describe the upcoming merger with General Dynamics, according to officials of both companies.

"We expect to continue as Gulfstream--in name and in the way we do business," said Bill Boisture, President and Chief Operating Officer. "Gulfstream's Vision, Strategy, Values and Operating Priorities remain the same. We will continue to achieve excellent results and stay focused on exceeding our customers' expectations."

On May 17, General Dynamics and Gulfstream announced that they had entered into a definitive agreement for General Dynamics to acquire Gulfstream in a one-for-one stock swap. When the transaction is completed, expected in the third quarter of 1999, Gulfstream will become a wholly-owned, stand-alone subsidiary of General Dynamics with no change to its existing management, operations, facilities or work force.

"In our discussions with Nick Chabraja (General Dynamics Chairman and Chief Executive Officer), he has clearly indicated that they do not intend to make any significant changes to the work force or to compensation and benefits," said Chris Davis, Executive Vice President and Chief Financial and Administrative Officer.

Boisture and Davis will remain in their current leadership positions. Ted Forstmann will serve as non-executive Chairman.

Chabraja reinforced the message of no expected changes during meetings with Gulfstream's leadership and in a press conference in Savannah on May 18. He said that General Dynamics is committed to Gulfstream and its employees and that he envisioned no lay-offs or other changes disruptive to employees, including no major changes in Gulfstream's current compensation and benefits packages.

Employees with company matching funds invested in the Gulfstream common stock fund under the 401(k) plan will have those shares converted into General Dynamics stock when the transaction closes. Employees with 100th Gulfstream V stock options can exercise their options either before Gulfstream joins General Dynamics or anytime afterwards until June 25, 2008 as long as they remain Gulfstream employees. All 100th Gulfstream V stock options outstanding at the time the merger occurs will automatically become options to purchase shares of General Dynamics stock. The exercise price will still be $43.00 per share. Because the exchange is one-for-one, no adjustment to the number of shares or the exercise price is necessary.

To ease employee apprehension about the acquisition, Gulfstream management also cited the General Dynamics track record. General Dynamics is known to operate their subsidiaries as independent businesses organized and focused to pursue the markets in which they compete.

"Under General Dynamics' leadership and market strength, Gulfstream now will have the financial support and corporate structure to continue expanding as well as increasing ongoing research and development to further enhance our products and services and strengthen Gulfstream's market leadership," said Forstmann.

The proposed acquisition, unanimously approved by the boards of directors of both companies, is subject to shareholder and regulatory approval and customary closing conditions.

Headline: Why We Found A Good Home

Subhead:  The Reasons

The reasons that General Dynamics is a good home for Gulfstream, according to company officials, are as follows:

     o General Dynamics is a financially strong company and an industry leader known for its technological achievement and its deep commitment to excellence.
     o We have been offered a fair price, and we believe General Dynamics is the best company to bring Gulfstream to the next level.
     o Under the leadership and market strength of General Dynamics, Gulfstream will now have the financial support and corporate structure to continue expanding as well as increasing ongoing research and development to further enhance our products and services and strengthen Gulfstream's market leadership in the years ahead.
     o General Dynamics and Gulfstream share a commitment to quality, customer satisfaction, and support for the communities where we work.
     o As a part of a larger business entity, Gulfstream is better able to deal with both the opportunity and risk of the future. This adds even further to our already strong market position.

Headline: About General Dynamics

Subhead:  Overview and History

OVERVIEW

General Dynamics is a leader in supplying sophisticated defense systems to the United States and its allies. The company is headquartered in Falls Church, Va. (near Washington, D.C.) and employs 31,000 people in the United States, Canada and the United Kingdom.

General Dynamics currently has three main business segments:

Marine Systems, with a century-long heritage as the nation's premier designers and builders of submarines, surface combatants, auxiliary ships and commercial vessels, sets the world standard for system integration, design, and construction of complex naval fighting ships and other large-hulled vessels.

Combat Systems is rapidly becoming the world's preferred supplier of land and amphibious combat vehicles from development to production to customer support. Its product line includes a full spectrum of armored vehicles and a broad range of power train, turret and gun subsystems.

Information Systems and Technology produces cutting-edge signal and information processors, advanced military displays and battlespace information management systems, while incorporating the use of commercial technologies for military applications.

Gulfstream will become the fourth business segment.

HISTORY

Although it has organizational roots dating back to the late 1800s, General Dynamics was officially established on April 24, 1952, when shareowners of Electric Boat Corporation approved President and Chief Executive Officer John J. Hopkins' recommendation to change the company name. The name change reflected the company's business diversity after Electric Boat acquired the aircraft company Canadair, Ltd., operated units in other industries, and began building the world's first nuclear-powered submarine, USS Nautilus.

The company initially maintained executive offices in New York City and Washington, D.C., but later consolidated all corporate headquarters functions in New York. In 1970, the corporate office relocated to St. Louis. In 1992, General Dynamics' corporate headquarters moved to its current location in Falls Church, Va., outside of Washington, D.C.